EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-185676 on Form S-1 of our report dated March 31, 2014, relating to the financial statements of TriLinc Global Impact Fund, LLC appearing in the Annual Report on Form 10-K of TriLinc Global Impact Fund, LLC for the year ended December 31, 2013, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 15, 2015